UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2010

______________

CAPITAL PROPERTIES, INC.
 (Exact name of registrant as specified in its charter)

______________

Rhode Island
(State or other jurisdiction of incorporation)

0-9380	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

100 Dexter Road, East Providence, Rhode Island 02914
(Address of principal executive offices)

(401) 435-7171
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement

On April 26, 2010, Capital Properties, Inc., a Rhode Island corporation (the “Registrant”), entered into a loan agreement (the “Loan Agreement”) with Bank Rhode Island (the “Bank”) pursuant to which the Registrant is borrowing $6,000,000 from the Bank under a term loan facility.  The Loan Agreement is summarized in Item 2.03 of this report, which is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant

Under the Loan Agreement, the Bank has agreed to loan $6,000,000 to the Registrant, the proceeds of which will be used to pay a special dividend of $.83 per share on the Registrant’s Class A and Class B common stock to shareholders of record on May 12, 2010 payable on May 26, 2010.  The dividend represents the payout to the Registrant’s shareholders of the Registrant’s accumulated earnings and profits as of December 31, 2009.

The interest rate for the loan will be, at the borrower's option, either (i) LIBOR (calculated as described in the Loan Agreement) plus 325 basis points subject to a minimum 4% rate, or (ii) the five year Federal Home Loan Bank of Boston classic advance rate plus 235 basis points.  Principal and interest on the loan are payable monthly based on a 20 year amortization schedule with all outstanding amounts due on the tenth anniversary of the date of the Loan Agreement.  Amounts due under the Loan Agreement are subject to acceleration upon the occurrence of certain events of default as described in the Loan Agreement.

Amounts due under the Loan Agreement are secured by a mortgage on the land known as Parcel 3S and Parcel 5 of Capital Center in Providence, Rhode Island.  Parcel 3S consists of a 48,000 square foot parcel of land currently leased to a 13 story office development.  Parcel 5 consists of a 54,000 square foot parcel of land currently leased to an eight story apartment building.

Under the Loan Agreement, the Registrant made certain standard representations and warranties to the Bank and has agreed to comply with certain affirmative and negative covenants as set forth in the Loan Agreement, including: (1) a minimum debt service coverage ratio of 1.20:1.00 on the mortgaged properties; (2) an overall minimum debt service coverage ratio of 1.00:1.00; and (3) a maximum loan to value ratio of 75%.

A copy of the Loan Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07.Submission of Matters to a Vote of Security Holders.

On April 27, 2009, the Registrant held its 2010 Annual Meeting of Shareholders (the “Meeting”) in Providence, Rhode Island.  Of the 3,662,122 shares of the Registrant’s Class A common stock and 2,937,790 shares of the Registrant’s Class B common stock outstanding as of the record date, 2,615,862 shares of Class A common stock and 2,095,242 shares of Class B common stock were present or represented by proxy at the Meeting.  At the Meeting, the shareholders voted to elect two directors (by the holders of the Registrant’s Class A common stock only) and four directors (by the holders of the Registrant’s Class B common stock only) to serve for terms of one year and until their successors are elected and qualified.  The voting results from the Meeting were as follows:

ELECTION OF CLASS A DIRECTORS:

	FOR	WITHHOLD
(01) Robert H. Eder	2,524,465	91,397
(02) Todd D. Turcotte	2,524,531	91,331

ELECTION OF CLASS B DIRECTORS:

	FOR	WITHHOLD
(01) Matthew C. Baum	2,087,075	8,167
(02) Alfred J. Corso	2,087,075	8,167
(03) Roy J. Nirschel	2,087,075	8,167
(04) Harris N. Rosen	2,087,075	8,167

Item 9.01.Financial Statements and Exhibits

(c)Exhibits

Exhibit No.                      Exhibit

10.1	Loan Agreement dated April 26, 2010.

99.1                      Press Release dated April 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

Date: April 28, 2010	By:	/s/ Barbara J. Dreyer
Barbara J. Dreyer
Treasurer